EXHIBIT 10.4

                                  NONSTATUTORY
                             STOCK OPTION AGREEMENT

     This Nonstatutory Stock Option Agreement (the "Agreement"), made as of this 21st day of June, 2005, by and between SLS International, Inc. (the "Company") and ________ (the "Optionee") evidences the grant, by the Company, of a Nonstatutory Stock Option (the "Option") to the Optionee on June 21, 2005 (the "Date of Grant"), in accordance with the provisions of the SLS International, Inc. 2005 Stock Incentive Plan (the "Plan") and the Optionee's acceptance of the Option. The Company and the Optionee agree as follows:

     1. Shares Optioned and Option Price. The Optionee shall have an Option to purchase 500,000 shares of the Company's common stock, par value of $.001 per share (the "Common Stock"), at a price of $2.50 for each share, subject to the terms and conditions of this Agreement and of the Plan, the provisions of which are hereby incorporated in this Agreement by reference.

     2. Option Status. The Option is intended to be a nonstatutory option and shall not be deemed to meet the requirements of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

     3. Vesting of Option. Subject to the conditions and limitations of this Agreement and the Plan, the shares for which the Option is granted shall become vested and exercisable in accordance with the following:

     (a) one-third of the shares for which the Option is granted shall become vested and exercisable on each of the first, second and third anniversaries of the Date of Grant, but only if Optionee is an employee of the Company or one of its Affiliates (as defined in the Plan) on that date;

     (b) 100 percent of the shares for which the Option is granted shall become vested and exercisable on the date that a Change of Control (as defined in the Plan) occurs, but only if Optionee is an employee of the Company or one of its Affiliates on that date; and

     (c) 100 percent of the shares for which the Option is granted shall become vested and exercisable on the date that Optionee's service as an employee of the Company is terminated by the Company without Cause, as defined in that certain Employment Agreement by and between the Company and Optionee dated June 17, 2005.

     4. Exercise Period. Subject to the conditions and limitations of this Agreement and the Plan, the Option may be exercised, from time to time, with respect to all or any number of the then vested, unexercised shares of Common Stock remaining subject to the Option during the period beginning on the Date of Grant and ending on the earliest to occur of the following dates:

     (a)  the last day of the 10-year period beginning on the Date of Grant;

     (b) the day that the Optionee's service as an employee of the Company and its Affiliates terminates, unless (c), next below, applies to the Optionee; or

     (c) the last day of the one-year period beginning on the day on which the Optionee's service as an employee of the Company and its Affiliates terminates on account of the Optionee's death or disability (as defined in Section 22(e) (3) of the Code), as determined by the Committee under the Plan (the "Committee").

     The Option may not be exercised to the extent that it is not vested and, after the date that the Optionee's service as an employee of the Company and its Affiliates terminates, may not be exercised to the extent that the Option is not vested on such date of termination. The Option may not be exercised to any extent and shall terminate after the end of the period described in the first sentence of this paragraph 4. For purposes of determining the period in which the Option may be exercised under this paragraph 4 and the extent to which the Option is vested under paragraph 3, any period that the Optionee is a member of a board of directors of the Company or one of its Affiliates or is retained by the Company or one of its Affiliates as a consultant for regular and substantial services shall be considered service as an employee.

     5. Exercise of Option. During the period that the Option is exercisable, it may be exercised in full or in part by (a) the Optionee; or (b) in the event of the Optionee's death, by the person or persons to whom the Option was transferred by will or the laws of descent and distribution; or (c) if the Option has been transferred with the consent of the Committee pursuant to paragraph 8, by the permitted transferee, by delivering or mailing written notice of the exercise to the Committee (or its delegate) along with full payment of the exercise price. Payment of the exercise price shall be made in cash (including personal check) or, to the extent permitted by the Committee, in shares of Common Stock with an aggregate Fair Market Value (as defined in the Plan) equal to the exercise price on the date that the notice is received by the Committee (or its delegate). The written notice shall be signed by each person entitled to exercise the Option and shall specify the address and social security number of each such person. If any person other than the Optionee purports to be entitled to exercise all or any portion of the Option, the written notice shall be accompanied by proof, satisfactory to the Committee, of that entitlement. The written notice will be effective and the Option shall be deemed exercised to the extent specified in the notice on the date that the written notice (together with required accompaniments) is received by the Committee (or its delegate).

     6. Transfer of Shares on Exercise. As soon as practicable after receipt of an effective written notice of exercise and full payment of the purchase price, the Company shall, subject to the conditions and limitations of this Agreement and the Plan, cause ownership of the appropriate number of shares of the Common Stock to be transferred to the person or persons exercising the Option by having a certificate or certificates for those shares registered in the name of such person or persons and shall have each certificate delivered to the appropriate person. Optionee represents that Optionee is acquiring the shares of Common Stock for Optionee's own account and not with a view to or for sale in connection with any distribution of those shares

     7. Tax Withholding. The Committee shall require payment of any tax required by law to be withheld by the Company with respect to exercise of the Option prior to transfer of the shares. To the extent permitted by the Committee, the amount required to be withheld may be paid by surrender of shares of Common Stock or by the Company's retention of shares of Common Stock otherwise deliverable on exercise, valued in each case at their Fair Market Value (as defined in the Plan) on the date of exercise.

     8. Restrictions on Transfers of Rights. The rights of the Optionee (or permitted transferee of the Optionee's rights) under this Agreement may not be transferred except by will or the laws of descent and distribution and the rights under this Agreement may be exercised during the lifetime of the Optionee only by the Optionee; provided, however, that the Committee may, in its discretion, permit an Optionee to transfer the Option: (a) to family members;
(b) to custodianships under the Uniform Transfers to Minors Act or any similar statute; (c) to trusts for the benefit of the Optionee and family members; (d) to family partnerships; and (e) on termination or dissolution of such custodianship, trust, or family partnership, to the person or persons who, in accordance with the terms of such custodianship, trust, or partnership, are entitled to receive the transferred Option.

     9. No Shareholder Rights before Exercise. No person shall have any of the rights of a shareholder of the Company with respect to any Common Stock subject to the Option unless and until such shares are issued to that person on exercise of the Option.

     10. Entire Agreement. This Agreement and the Plan represent the entire agreement between the Company and the Optionee in connection with the Option. To the extent contemplated in this Agreement or the Plan, the provisions of this Agreement and the Plan shall survive any exercise or lapse of the Option and shall remain in full force and effect.

     IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Optionee have signed this Agreement as of the day and year first above written.



                                                  SLS INTERNATIONAL, INC.


                                                  By:
                                                     ---------------------------

                                                  Its:
                                                      --------------------------



                                                  ------------------------------
                                                  [Optionee]